UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2012

Libbey Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12084	34-1559357
(State of incorporation)	(Commission File Number)	(IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio		43604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (419) 325-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Amended and Restated Senior Secured Credit Agreement

On May 18, 2012, Libbey Inc. (the “Company” or “Libbey”) amended its existing Amended and Restated Senior Secured Credit Agreement. The Amendment No. 4 (the “Amendment”) to the Amended and Restated Senior Secured Credit Agreement extended the term of the revolving facility, increased the amount of the “accordion” feature from $10.0 million to $25.0 million, reduced the applicable margin under the first and second levels of the pricing grid and modified certain negative covenants contained in the agreement.

A copy of the Amendment is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

New Notes

On May 18, 2012, Libbey Glass, Inc. (“Libbey Glass”) closed its previously announced offering of the $450 million aggregate principal amount of 6.875% senior secured notes due 2020 (the “New Notes”). The New Notes were issued pursuant to an Indenture, dated May 18, 2012 (the “New Notes Indenture”), between Libbey Glass, the Company, certain domestic subsidiaries of Libbey Glass listed as guarantors therein (the “Subsidiary Guarantors” and together with the Company, the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “New Notes Trustee”) and collateral agent. Under the terms of the New Notes Indenture, the New Notes bear interest at a rate of 6.875% per year and will mature on May 15, 2020. The New Notes Indenture contains covenants that restrict Libbey Glass’s and the Guarantors’ ability to, among other things:

•	incur, assume or guarantee additional debt;

•	issue redeemable stock and preferred stock;

•	repurchase capital stock;

•	make other restricted payments including, without limitation, paying dividends and making investments;

•	create liens;

•	redeem debt that is junior in right of payment to the notes;

•	sell or otherwise dispose of assets, including capital stock of subsidiaries;

•	enter into agreements that restrict dividends from subsidiaries;

•	enter into mergers or consolidations;

•	enter into transactions with affiliates;

•	guarantee debt; and

•	enter into new lines of business.

The New Notes Indenture provides for customary events of default. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding New Notes will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the New Notes Trustee or holders of at least 25% in aggregate principal amount of the then outstanding New Notes may declare all the New Notes to be due and payable immediately.

The New Notes and the guarantees are secured by first priority liens on substantially all of Libbey Glass’s and the Guarantors’ tangible and intangible assets, subject to certain exceptions and permitted liens (the “New Notes Priority Collateral”). The New Notes and the guarantees are also secured by second-priority liens on all of Libbey Glass’s and the Guarantors’ tangible and intangible assets in the United States that secure Libbey Glass’s and the Guarantors’ obligations under the Amended and Restated Senior Secured Credit Agreement on a first-priority basis, consisting primarily of accounts receivable, inventory, intellectual property and related assets and equity interests of the Company and its subsidiaries that guarantee the notes (the “Credit Agreement Priority Collateral”), in each case subject to certain exceptions and permitted liens.

A copy of the New Notes Indenture is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

In connection with the sale of the New Notes, Libbey Glass and the Guarantors entered into a registration rights agreement, dated May 18, 2012 (the “Registration Rights Agreement”), under which they agreed, pursuant to the terms and conditions set forth therein, to make an offer to exchange the New Notes and the related guarantees for registered, publicly tradable notes and guarantees that have substantially identical terms to the New Notes and the related guarantees, and in certain limited circumstances, to file a shelf registration statement that would allow certain holders of New Notes to resell their respective New Notes to the public.

A copy of the Registration Rights Agreement is filed as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Intercreditor Agreement

On May 18, 2012, Libbey Glass and the Guarantors entered into an intercreditor agreement (the “Intercreditor Agreement”) with the U.S. Administrative Agent under the Amended and Restated Senior Secured Credit Agreement and the New Notes Trustee. The Intercreditor Agreement governs the relative priorities (and certain other rights) of the lenders under the Amended and Restated Senior Secured Credit Agreement and the holders of the New Notes in respect of the Credit Agreement Priority Collateral and the New Notes Priority Collateral.

A copy of the Intercreditor Agreement is filed as Exhibit 4.5 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

The foregoing descriptions are qualified in their entirety by the exhibits incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangements of a Registrant.

Credit Agreement

The information provided in Item 1.01 under “Amendment to Amended and Restated Senior Secured Credit Agreement” is incorporated by reference into this Section 2.03.

New Notes

The information provided in Item 1.01 under “New Notes” is incorporated by reference into this Item 2.03.

The foregoing descriptions are qualified in their entirety by the exhibits incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

In a press release issued on May 18, 2012, the Company announced the closing of the offering of the New Notes and entry into the Amendment. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

In a press release issued on May 18, 2012, the Company announced that Libbey Glass had accepted for purchase $316,332,000 in aggregate principal amount of Libbey Glass’s 10% Senior Secured Notes due 2015 (the “Notes”), representing approximately 89% of the Notes validly tendered and not validly withdrawn on or prior to 5:00 p.m., New York City time, on Friday, May 11, 2012. A copy of this press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information contained in this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless the Company specifically incorporates it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this Current Report on Form 8-K and furnishing this information, Libbey makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

Exhibit

4.1	Amendment to Amended and Restated Senior Secured Credit Agreement, dated May 18, 2012.

4.2	New Notes Indenture, dated May 18, 2012.

4.3	Form of New Note (included in Exhibit 4.2).

4.4	Registration Rights Agreement, dated May 18, 2012.

4.5	Intercreditor Agreement, dated May 18, 2012.

99.1	Press Release, dated May 18, 2012, announcing the closing of the notes offering.

99.2	Press Release, dated May 18, 2012, announcing the early settlement of the tender offer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2012

LIBBEY INC.
Registrant

By:	/s/ Susan A. Kovach
Name: Susan A. Kovach
Title: Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

Exhibit 4.1	Amendment to Amended and Restated Senior Secured Credit Agreement, dated May 18, 2012.

Exhibit 4.2	New Notes Indenture, dated May 18, 2012.

Exhibit 4.3	Form of New Note (included in Exhibit 4.2).

Exhibit 4.4	Registration Rights Agreement, dated May 18, 2012.

Exhibit 4.5	Intercreditor Agreement, dated May 18, 2012.

Exhibit 99.1	Press Release, dated May 18, 2012, announcing the closing of the notes offering.

Exhibit 99.2	Press Release, dated May 18, 2012, announcing the early settlement of the tender offer.